News Release

Tutor Perini Reports Third Quarter Results

•	New awards of $1.1 billion in Q3 2017; YTD book-to-burn of 1.36
•	Backlog at $7.5 billion, up 12% Y/Y; Civil segment backlog up 54% Y/Y to a new record level
•	Cash Flow from Operations of $36.5 million in Q3 2017

LOS ANGELES – (BUSINESS WIRE) – November 9, 2017 – Tutor Perini Corporation (NYSE: TPC), a leading civil, building and specialty construction company, today reported results for the three months ended September 30, 2017. Revenue for the third quarter of 2017 was $1.2 billion compared to $1.3 billion for the third quarter of last year, as various Civil and Building segment projects are nearing completion and newer projects, particularly in the Civil segment, are earlier in their project life cycle and are not yet generating the higher levels of revenue that are expected later. Revenue for the third quarter of 2017 was also impacted by certain delays in the timing of new awards and project execution activities for previously awarded projects, which have shifted the timing of respective revenue contributions to 2018. Income from construction operations was $49.1 million for the third quarter of 2017 compared to $60.9 million for the comparable period last year. Net income attributable to Tutor Perini Corporation for the third quarter of 2017 was $23.6 million, or $0.47 per diluted share, compared to $28.8 million, or $0.57 per diluted share for the third quarter of 2016. Both income from construction operations and net income attributable to Tutor Perini Corporation were affected by the reduced volume.

Backlog as of September 30, 2017 was $7.5 billion, up 12% year-over-year and up 20% compared to the backlog as of December 31, 2016. Civil segment backlog climbed 54% year-over-year to $4.3 billion, a new record. New awards and adjustments to contracts in process totaled $1.1 billion in the third quarter of 2017 and $4.8 billion in the first nine months of 2017, well outpacing revenue for the nine-month period. The Civil segment was the major contributor to the new award activity during the first nine months of 2017, with civil awards comprising more than half of all new awards through September 30, 2017. Significant new awards in the third quarter of 2017 included a joint-venture tunnel project for a hydroelectric generating station in British Columbia, Canada, valued at $274 million, an electrical subcontract worth $154 million for a mass-transit project in California, a joint-venture bridge project in Minnesota, for which the Company’s portion is valued at $90 million, a U.S. embassy renovation project in Uruguay valued at $87 million, a military training range project in Guam worth $78 million, approximately $65 million for various smaller electrical projects in the southern United States, $52 million for three new mechanical projects in New York and $49 million of early scope tasks for a new technology office building in California, which is anticipated to be worth approximately $500 million once the remaining funding is released.

The Company generated $36.5 million of operating cash in the third quarter of 2017 and expects operating cash to be even stronger in the fourth quarter of 2017.

“We have continued to experience certain delays in the timing of new awards and project execution activities for previously awarded projects, which resulted in revenue and profit shortfalls in the quarter. On the positive side, we achieved improved operating margins for the quarter in both our Building and Specialty Contractors segments while maintaining good margin performance in our Civil segment,” said Ronald Tutor, Chairman and Chief Executive Officer. Tutor continued, “We also had solid operating cash flow, as well as good new award bookings that resulted in stable backlog for the quarter. We continue to see an unprecedented and growing volume of prospective opportunities ahead, especially in our higher-margin Civil segment, with several large project award decisions expected in the near future. Consequently, our long-term outlook for growth and improved profitability remains very favorable.”

Outlook and Guidance

Based on the current backlog and market outlook, the Company is updating its guidance for 2017, with revenue now expected to be approximately $5.0 billion and diluted earnings per share (EPS) now expected in the range of $1.75 to $1.90.

Third Quarter Conference Call

The Company will host a conference call at 2:00 PM Pacific Time on Thursday, November 9, 2017, to discuss the third quarter results. To participate in the conference call, please dial 877-407-8293 five to ten minutes prior to the scheduled time. International callers should dial +1-201-689-8349.

The conference call will be webcast live over the Internet and can be accessed by all interested parties on Tutor Perini's website at www.tutorperini.com. To listen to the webcast, please visit the Company's website at least 15 minutes prior to the start of the call to register and to download and install any necessary software. For those unable to participate during the live call, the webcast will be available for replay shortly after the call on the website.

About Tutor Perini Corporation

Tutor Perini Corporation is a leading civil, building and specialty construction company offering diversified general contracting and design-build services to private clients and public agencies throughout the world. We have provided construction services since 1894 and have established a strong reputation within our markets by executing large, complex projects on time and within budget while adhering to strict quality control measures. We offer general contracting, pre-construction planning and comprehensive project management services, including the planning and scheduling of the manpower, equipment, materials and subcontractors required for a project. We also offer self-performed construction services including site work, concrete forming and placement, steel erection, electrical, mechanical, plumbing and heating, ventilation and air conditioning (HVAC). We are known for our major complex building project commitments, as well as our capacity to perform large and complex transportation and heavy civil construction for government agencies and private clients throughout the world.

Forward-Looking Statements

The statements contained in this Release, including those set forth in the section “Outlook and Guidance,” that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including without limitation, statements regarding the Company’s expectations, hopes, beliefs, intentions or strategies regarding the future and statements regarding future guidance or estimates and non-historical performance. These forward-looking statements are based on the Company’s current expectations and beliefs concerning future developments and their potential effects on the Company. While the Company’s expectations, beliefs and projections are expressed in good faith and the Company believes there is a reasonable basis for them, there can be no assurance that future developments affecting the Company will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond the control of the Company) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by such forward-looking statements.

These risks and uncertainties include, but are not limited to, the Company’s ability to win new contracts and convert backlog into revenue; the Company's ability to successfully and timely complete construction projects; increased competition and failure to secure new contracts; the outcomes of pending or future litigation, arbitration or other dispute resolution proceedings and the timing of related collections; the potential delay, suspension, termination or reduction in scope of construction projects; the continuing validity of the underlying assumptions and estimates of total forecasted project revenues, costs and profits and project schedules; the availability of borrowed funds on terms acceptable to the Company; failure to meet our obligations under our debt agreements; the ability to retain certain members of management; the ability to obtain surety bonds to secure the Company’s performance under certain construction contracts; possible labor disputes or work stoppages within the construction industry; changes in federal and state appropriations for infrastructure projects and the impact of changing economic conditions on federal, state and local funding for infrastructure projects; possible changes or developments in international or domestic political, social, economic, business, industry, market and regulatory conditions or circumstances; failure to comply with laws and regulations related to government contracts; actions taken or not taken by third parties, including the Company’s customers, suppliers, business partners and competitors and legislative, regulatory, judicial and other governmental authorities and officials; impairments of our goodwill or other indefinite-lived intangible assets; possible systems and information technology disruptions; the impact of inclement weather conditions on projects; and other risks and uncertainties discussed under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2016 filed with the Securities and Exchange Commission on February 23, 2017. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Contact:

Tutor Perini Corporation
Jorge Casado, 818-362-8391
Vice President, Investor Relations & Corporate Communications

www.tutorperini.com

Tutor Perini Corporation
Condensed Consolidated Statements of Operations
Unaudited

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands, except per share data)	2017	2016	2017	2016

Revenue	$1,199,505	$1,332,978	$3,564,140	$3,726,477

Cost of operations	(1,081,254)	(1,208,310)	(3,240,332)	(3,386,947)

Gross profit	118,251	124,668	323,808	339,530

General and administrative expenses	(69,179)	(63,749)	(203,674)	(189,660)

INCOME FROM CONSTRUCTION OPERATIONS	49,072	60,919	120,134	149,870

Other income, net	967	2,048	42,373	5,214
Interest expense	(15,643)	(15,041)	(53,726)	(44,655)

INCOME BEFORE INCOME TAXES	34,396	47,926	108,781	110,429

Provision for income taxes	(9,096)	(19,125)	(37,084)	(44,868)

NET INCOME	25,300	28,801	71,697	65,561

LESS: NET INCOME ATTRIBUTABLE TO NONCONTROLLING INTERESTS	(1,716)	—	(4,253)	—

NET INCOME ATTRIBUTABLE TO TUTOR PERINI CORPORATION	$23,584	$28,801	$67,444	$65,561

BASIC EARNINGS PER COMMON SHARE	$0.47	$0.59	$1.36	$1.33

DILUTED EARNINGS PER COMMON SHARE	$0.47	$0.57	$1.33	$1.32

WEIGHTED-AVERAGE COMMON SHARES OUTSTANDING:
BASIC	49,775	49,185	49,602	49,132
DILUTED	50,587	50,100	50,768	49,649

Tutor Perini Corporation
Segment Information
Unaudited

	Reportable Segments
			Specialty				Consolidated
(in thousands)	Civil	Building	Contractors	Total	Corporate		Total
Three Months Ended September 30, 2017
Total revenue	$458,487	$500,420	$310,137	$1,269,044	$—		$1,269,044
Elimination of intersegment revenue	(62,667)	(6,872)	—	(69,539)	—		(69,539)
Revenue from external customers	$395,820	$493,548	$310,137	$1,199,505	$—		$1,199,505
Income from construction operations	$38,144	$14,058	$14,575	$66,777	$(17,705)	(a)	$49,072
Capital expenditures	$1,248	$36	$81	$1,365	$164		$1,529
Depreciation and amortization (b)	$5,213	$502	$1,166	$6,881	$2,824		$9,705

Three Months Ended September 30, 2016
Total revenue	$506,100	$560,795	$331,613	$1,398,508	$—		$1,398,508
Elimination of intersegment revenue	(47,277)	(18,253)	—	(65,530)	—		(65,530)
Revenue from external customers	$458,823	$542,542	$331,613	$1,332,978	$—		$1,332,978
Income from construction operations	$50,307	$13,296	$11,084	$74,687	$(13,768)	(a)	$60,919
Capital expenditures	$1,342	$79	$54	$1,475	$117		$1,592
Depreciation and amortization (b)	$12,669	$541	$1,243	$14,453	$2,886		$17,339

	Reportable Segments
			Specialty				Consolidated
(in thousands)	Civil	Building	Contractors	Total	Corporate		Total
Nine Months Ended September 30, 2017
Total revenue	$1,363,850	$1,520,356	$907,690	$3,791,896	$—		$3,791,896
Elimination of intersegment revenue	(190,873)	(36,883)	—	(227,756)	—		(227,756)
Revenue from external customers	$1,172,977	$1,483,473	$907,690	$3,564,140	$—		$3,564,140
Income from construction operations	$128,176	$25,035	$15,330	$168,541	$(48,407)	(a)	$120,134
Capital expenditures	$8,665	$184	$374	$9,223	$489		$9,712
Depreciation and amortization (b)	$26,767	$1,533	$3,551	$31,851	$8,612		$40,463

Nine Months Ended September 30, 2016
Total revenue	$1,378,531	$1,594,946	$932,288	$3,905,765	$—		$3,905,765
Elimination of intersegment revenue	(118,143)	(61,145)	—	(179,288)	—		(179,288)
Revenue from external customers	$1,260,388	$1,533,801	$932,288	$3,726,477	$—		$3,726,477
Income from construction operations	$129,028	$38,969	$25,910	$193,907	$(44,037)	(a)	$149,870
Capital expenditures	$8,499	$381	$798	$9,678	$595		$10,273
Depreciation and amortization (b)	$33,200	$1,647	$3,811	$38,658	$8,637		$47,295

(a) Consists primarily of corporate general and administrative expenses.
(b) Depreciation and amortization is included in income from construction operations.

Tutor Perini Corporation
Condensed Consolidated Balance Sheets
Unaudited

(in thousands, except share and per share amounts)	September 30, 2017	December 31, 2016
ASSETS
CURRENT ASSETS:
Cash and cash equivalents ($79,111 and $0 related to variable interest entities ("VIEs"))	$221,878	$146,103
Restricted cash	17,424	50,504
Restricted investments	48,775	—
Accounts receivable ("AR") including retainage of $574,710 and $569,391 (AR of $36,317 and $0 related to VIEs)	1,857,870	1,743,300
Costs and estimated earnings in excess of billings	902,312	831,826
Other current assets	70,781	66,023
Total current assets	3,119,040	2,837,756

Property and equipment, net of accumulated depreciation of $345,546 and $313,783	447,588	477,626
Goodwill	585,006	585,006
Intangible assets, net	90,340	92,997
Other assets	40,811	45,235
TOTAL ASSETS	$4,282,785	$4,038,620

LIABILITIES AND EQUITY
CURRENT LIABILITIES:
Current maturities of long-term debt	$30,951	$85,890
Accounts payable ("AP") including retainage of $267,110 and $258,294 (AP of $4,826 and $0 related to VIEs)	949,675	994,016
Billings in excess of costs and estimated earnings ($91,750 and $0 related to VIEs)	403,635	331,112
Accrued expenses and other current liabilities	124,385	107,925
Total current liabilities	1,508,646	1,518,943

Long-term debt, less current maturities, net of unamortized discounts and debt issuance costs totaling $54,699 and $56,072	855,325	673,629
Deferred income taxes	132,335	131,007
Other long-term liabilities	155,553	162,018
TOTAL LIABILITIES	2,651,859	2,485,597

CONTINGENCIES AND COMMITMENTS

EQUITY:
Stockholders' Equity
Preferred stock – authorized 1,000,000 shares ($1 par value), none issued	—	—
Common stock - authorized 75,000,000 shares ($1 par value), issued and outstanding 49,781,010 and 49,211,353 shares	49,781	49,211
Additional paid-in capital	1,080,371	1,075,600
Retained earnings	541,069	473,625
Accumulated other comprehensive loss	(43,298)	(45,413)
Total Stockholders' Equity	1,627,923	1,553,023
Noncontrolling interests	3,003	—
TOTAL EQUITY	1,630,926	1,553,023

TOTAL LIABILITIES AND EQUITY	$4,282,785	$4,038,620

Tutor Perini Corporation
Condensed Consolidated Statements of Cash Flows
Unaudited

	Nine Months Ended September 30,
(in thousands)	2017	2016
Cash flows from operating activities:
Net income	$71,697	$65,561
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	37,806	44,638
Amortization of intangible assets	2,657	2,657
Share-based compensation expense	16,057	10,109
Excess income tax benefit from share-based compensation	—	(10)
Change in debt discounts and deferred debt issuance costs	14,725	7,124
Deferred income taxes	642	(8,636)
(Gain) loss on sale of property and equipment	(376)	300
Other long-term liabilities	(2,876)	(8,555)
Other	4,785	(353)
Changes in other components of working capital	(143,213)	(18,669)
NET CASH PROVIDED BY OPERATING ACTIVITIES	1,904	94,166

Cash flows from investing activities:
Acquisition of property and equipment excluding financed purchases	(9,712)	(10,273)
Proceeds from sale of property and equipment	1,440	1,139
Investments in securities restricted in use	(48,657)	—
Change in restricted cash	33,080	(2,872)
NET CASH USED IN INVESTING ACTIVITIES	(23,849)	(12,006)

Cash flows from financing activities:
Proceeds from issuance of convertible notes	—	200,000
Proceeds from debt	1,991,457	1,003,092
Repayment of debt	(1,866,072)	(1,174,679)
Excess income tax benefit from share-based compensation	—	10
Issuance of common stock and effect of cashless exercise	(11,147)	(423)
Distributions paid to noncontrolling interests	(2,500)	—
Contributions from noncontrolling interests	1,250	—
Debt issuance and extinguishment costs	(15,268)	(14,868)
NET CASH PROVIDED BY FINANCING ACTIVITIES	97,720	13,132

Net increase in cash and cash equivalents	75,775	95,292
Cash and cash equivalents at beginning of period	146,103	75,452
Cash and cash equivalents at end of period	$221,878	$170,744

Tutor Perini Corporation
Backlog Information
Unaudited

			Revenue
		New Awards in the	Recognized in the
	Backlog at	Three Months Ended	Three Months Ended	Backlog at
(in millions)	June 30, 2017	September 30, 2017(a)	September 30, 2017	September 30, 2017
Civil	$4,240.6	$462.6	$(395.8)	$4,307.4
Building	1,808.4	283.9	(493.6)	1,598.7
Specialty Contractors	1,511.5	394.2	(310.1)	1,595.6
Total	$7,560.5	$1,140.7	$(1,199.5)	$7,501.7

			Revenue
		New Awards in the	Recognized in the
	Backlog at	Nine Months Ended	Nine Months Ended	Backlog at
(in millions)	December 31, 2016	September 30, 2017(a)	September 30, 2017	September 30, 2017
Civil	$2,672.1	$2,808.3	$(1,173.0)	$4,307.4
Building	1,981.2	1,101.0	(1,483.5)	1,598.7
Specialty Contractors	1,573.8	929.4	(907.6)	1,595.6
Total	$6,227.1	$4,838.7	$(3,564.1)	$7,501.7

(a) New awards consist of the original contract price of projects added to our backlog plus or minus subsequent changes to the estimated total contract price of existing contracts.